================================================================================

                                 LOAN AGREEMENT

                                     Between

                            HOLT CARGO SYSTEMS, INC.
                   HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                        BROADWAY EQUIPMENT LEASING CORP.
                     REFRIGERATED DISTRIBUTION CENTER, INC.
                             TRIPLE SEVEN ICE, INC.
                     HOLT CARGO SYSTEMS OF CALIFORNIA, INC.
                     THE RIVERFRONT DEVELOPMENT CORPORATION
                             777 PATTISON AVE, INC.
                            HOLT WAREHOUSING COMPANY
                       MARINE INFORMATION TECHNOLOGY, INC.
                            B.H. SOBELMAN & CO., INC.
                             T. AND L. LEASING CORP.
                                    CRT, INC.
                         REFRIGERATED ENTERPRISES, INC.
                    OREGON AVENUE ENTERPRISES, INCORPORATED
                        PATTISON AVENUE WAREHOUSING CORP.
                          MURPHY MARINE SERVICES, INC.
                      DOCKSIDE INTERNATIONAL FISH CO., INC.
                           WILMINGTON STEVEDORES, INC.

                                       and

                                  MERIDIAN BANK

                              Dated: July 20, 1995

================================================================================

                 ARTICLE I .......................... -1-
DEFINITIONS AND ACCOUNTING TERMS .................... -1-
SECTION 1.01.  Certain Defined Terms ................ -1-
SECTION 1.02.  Accounting Terms ..................... -8-

                 ARTICLE Il ......................... -9-
THE REVOLVING LOANS ................................. -9-
SECTION 2.01.  The Commitment ....................... -9-
SECTION 2.02.  Making the Revolving Loans ...........-11-
SECTION 2.03.  The Revolving Note ...................-12-
SECTION 2.04.  Unused Commitment Fee ................-12-
SECTION 2.05.  Repayment of Revolving Loans .........-12-
SECTION 2.06.  Extension of Commitment Termination
                 Date ...............................-13-

                 ARTICLE III ........................-13-
THE TERM LOAN .......................................-13-
SECTION 3.01.  The Term Loan; The Term Note .........-13-
SECTION 3.02.  Repayment of Term Loan ...............-14-
SECTION 3.03.  Prepayments ..........................-14-

                 ARTICLE IV .........................-15-
PROVISIONS APPLICABLE TO ALL LOANS...................-15-
SECTION 4.01.  Interest; Issuance Fees ..............-15-
SECTION 4.02.  Computation of Interest and Unused
                 Commitment Fee .....................-16-
SECTION 4.03.  Payments..............................-16-
SECTION 4.04.  Payment on Non-Business Days .........-16-
SECTION 4.05.  Late Charges .........................-16-

                 ARTICLE V ..........................-17-
STANDBY LETTERS OF CREDIT ...........................-17-
SECTION 5.01.  Standby Letters of Credit ............-17-
SECTION 5.02.  Letter of Credit Fee .................-17-
SECTION 5.03.  Reimbursement ........................-17-

                 ARTICLE VI .........................-17-
PROVISIONS APPLICABLE TO ALL LETTERS OF CREDIT ......-18-
SECTION 6.01.  Other Payments .......................-18-
SECTION 6.02.  Interest .............................-20-
SECTION 6.03.  Place and Manner of Payment ..........-20-
SECTION 6.04.  Computation of Letter of Credit Fee
                 and Interest .......................-20-
SECTION 6.05.  Pre-Existing Letters of Credit .......-20-

                 ARTICLE VII ........................-21-
COLLATERAL ..........................................-21-
SECTION 7.01.  Security Interests ...................-21-
SECTION 7.02.  Financing Statements .................-22-
SECTION 7.03.  Landlords' Waivers; Mortgagees'
                 Disclaimers ........................-22-

SECTION 7.04.  Insurance ............................-22-
SECTION 7.05.  Places of Business; Location of
                 Collateral .........................-23-
SECTION 7.06.  Borrower's Name and Organizational
                 Structure ..........................-23-
SECTION 7.07.  Accounts .............................-24-
SECTION 7.08.  Inventory ............................-25-
SECTION 7.09.  Records and Reports ..................-25-
SECTION 7.10.  Bank's Rights Upon Event of
                 Default ............................-26-
SECTION 7.11.  Expenses of Bank .....................-27-
SECTION 7.12.  Notices ..............................-28-
SECTION 7.13.  Insurance; Discharge of Taxes, etc. ..-28-
SECTION 7.14.  Waiver and Release by Borrower .......-28-
SECTION 7.15.  Perfection  ..........................-29-
SECTION 7.16.  Release of Liens .....................-29-

                 ARTICLE VIII .......................-30-
CONDITIONS OF LENDING ...............................-30-
SECTION 8.01.  Conditions Precedent to the Initial
                 Loan or Letter of Credit ...........-30-
SECTION 8.02. Conditions Precedent to All Loans
                 and Letters of Credit ..............-32-

                 ARTICLE  IX ........................-33-
REPRESENTATIONS AND WARRANTIES ......................-33-
SECTION 9.01.  Existence ............................-33-
SECTION 9.02.  Authorization ........................-33-
SECTION 9.03.  Validity of Agreement and Other
                 Documents...........................-33-
SECTION 9.04.  Financial Information ................-34-
SECTION 9.05.  Litigation ...........................-35-
SECTION 9.06.  Contingent Liabilities                -35-
SECTION 9.07.  Taxes ................................-35-
SECTION 9.08.  Encumbrances .........................-35-
SECTION 9.09.  Consents .............................-35-
SECTION 9.10.  ERISA ................................-36-
SECTION 9.11.  Environmental Matters ................-36-
SECTION 9.12.  Margin Stock .........................-37-
SECTION 9.13.  Excluded Companies ...................-37-

                 ARTICLE X ..........................-38-
COVENANTS OF BORROWER ...............................-38-
SECTION 10.01. Use of Proceeds ......................-38-
SECTION 10.02. Financial Information ................-38-
SECTION 10.03. Insurance ............................-40-
SECTION 10.04. Taxes ................................-41-
SECTION 10.05. Encumbrances .........................-41-
SECTION 10.06. Negative Pledge ......................-42-
SECTION 10.07. Current Ratio ........................-42-
SECTION 10.08. Indebtedness .........................-42-

SECTION 10.09. Tangible Net Worth ...................-43-
SECTION 10.10. Interest .............................-44-
SECTION 10.11. Fixed Charge Coverage ................-44-
SECTION 10.12. Disposal of Assets ...................-45-
SECTION 10.13. Guarantees, etc ......................-45-
SECTION 10.14. Loans and Investments ................-45-
SECTION 10.15. Retained Profits .....................-46-
SECTION 10.16. Compliance with Laws .................-46-
SECTION 10.17. Maintenance of Property ..............-46-
SECTION 10.18. Net Income ...........................-46-
SECTION 10.19. Borrowing ............................-46-
SECTION 10.20. Reports ..............................-47-
SECTION 10.21. ERISA ................................-48-
SECTION 10.22. Merger ...............................-48-
SECTION 10.23. Nature of Business ...................-48-
SECTION 10.24. Deposit Accounts .....................-48-
SECTION 10.25. Environmental Matters ................-49-
SECTION 10.26. Covenants ............................-49-
SECTION 10.27. Packer Avenue Lease ..................-50-
SECTION 10.28. Prepaid Assets .......................-51-
SECTION 10.29. Inspection by Bank ...................-51-
SECTION 10.30. Additional Borrowers .................-52-
SECTION 10.31. Accounts .............................-52-

                 ARTICLE XI .........................-52-
DEFAULT .............................................-52-
SECTION 11.01. Events of Default ....................-52-
SECTION 11.02. Termination of Commitment;
                 Acceleration .......................-57-

                 ARTICLE XII ........................-58-
MISCELLANEOUS .......................................-58-
SECTION 12.01. No Waiver; Cumulative Remedies .......-58-
SECTION 12.02. Set-Off ..............................-58-
SECTION 12.03. Amendments and Waivers ...............-59-
SECTION 12.04. Notices ..............................-59-
SECTION 12.05. Costs and Expenses ...................-59-
SECTION 12.06. Litigation ...........................-61-
SECTION 12.07. WARRANT OF ATTORNEY ..................-62-
SECTION 12.08. Liability of Bank for Acts or
                 Omissions ..........................-62-
SECTION 12.09. Records ..............................-62-
SECTION 12.10. Absolute Nature of Borrower's
                 Obligations ........................-63-
SECTION 12.11. Indemnification                       -64-
SECTION 12.12. Liability for Acts and Omissions .....-67-
SECTION 12.13. Capital Adequacy .....................-68-
SECTION 12.14. Agent's Fee ..........................-69-
SECTION 12.15. Governing Law ........................-70-
SECTION 12.16. Headings .............................-70-

         LOAN AGREEMENT dated as of July 20, 1995, between HOLT CARGO SYSTEMS, INC., ("Holt Cargo") and HOLT HAULING AND WAREHOUSING SYSTEM, INC. ("Holt Hauling"), BROADWAY EQUIPMENT LEASING CORP., REFRIGERATED DISTRIBUTION CENTER, INC., TRIPLE SEVEN ICE, INC., HOLT CARGO SYSTEMS OF CALIFORNIA, INC., THE RIVERFRONT DEVELOPMENT CORPORATION, 777 PATTISON AVE., INC., HOLT WAREHOUSING COMPANY, MARINE INFORMATION TECHNOLOGY, INC., B. H. SOBELMAN & CO., INC., T. AND
L. LEASING CORP., CRT, INC., REFRIGERATED ENTERPRISES, INC., OREGON AVENUE ENTERPRISES, INCORPORATED, PATTISON AVENUE WAREHOUSING CORP., MURPHY MARINE SERVICES, INC., DOCKSIDE INTERNATIONAL FISH CO., INC., and WILMINGTON STEVEDORES, INC. (collectively, "Borrower") and MERIDIAN BANK ("Bank").

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acceptance" has the meaning given to such term in Section 2.01(B) hereof.

         "Acceptance Fee" has the meaning given to such term in Section 4.01(C) hereof.

         "Account" and "Account Debtor" have the respective meanings given to such terms in the UCC. "Account" includes a Contract Right.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of Pennsylvania.

         "Chattel Paper" has the meaning given to such term in the UCC.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all of the property described in Section 7.01 hereof.

         "Commitment" has the meaning given to such term in Section 2.01 hereof.

         "Commitment Termination Date" means the earlier of (A) May 31, 1997 (or such later date to which it may be extended pursuant to Section 2.06 herein) or
(B) the occurrence of an Event of Default hereunder, or (C) May 31, 1996 if Bank shall terminate the Commitment pursuant to Section 2.01(D) or 2.01(E) hereof.

         "Combined" refers to the combination of the accounts of Borrower in accordance with generally accepted accounting principles, including principles of combination, applied in a manner consistent with the application of such principles in the preparation of the audited financial statements mentioned in
Section 9.04 hereof.

         "Contract Right" means any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

         "Current Assets" means all assets of Borrower which would, in accordance with generally accepted accounting principles consistently applied, be classified as current assets of Borrower.

         "Current Liabilities" means all liabilities of Borrower which would, in accordance with generally accepted accounting principles consistently applied, be classified as current liabilities of Borrower.

         "Current Ratio" has the meaning given to such term in Section 10.07 hereof.

         "Date of Issuance" means the date on which any Letter of Credit is issued.

         "Dockside" means Dockside International Fish Co., Inc.

         "Documents" has the meaning given to such term in the UCC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" has the meaning given to such term in Section 11.01 hereof.

         "Excluded Companies" means Holt Cargo Systems of California, Inc., Holt Warehousing Company, Marine Information Technology, Inc. and T&L Leasing Corp.

         "General Intangibles" has the meaning given to such term in the UCC.

         "Guaranteed Bond Indebtedness" has the meaning given to such term in section (d) of the definition of Indebtedness contained herein.

         "Hazardous Substances" and "Hazardous Wastes" have the respective meanings given to those terms in (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seg., (B) the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., (C) any applicable state or local law and (D) any regulations issued pursuant to any of the foregoing.

         "Indebtedness" means:

         (a) all items which in accordance with generally accepted accounting principles consistently applied would be included in determining total liabilities as shown on the liability side of the balance sheet as at the date as of which Indebtedness is to be determined; plus

         (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed; plus

         (c) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities of others which any Borrower has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), discounted, sold with recourse or for less than face value or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which there is an agreement to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; plus.

         (d) all amounts of any type whatsoever (whether lease payments, bond payments, installment sale payments or otherwise), guaranteed by any Borrower in connection with (i) the Camden County Improvement Authority Lease Revenue Bonds (Dockside Refrigerated Warehouses, Inc.) Series 1994 in the aggregate original principal amount of $18,500,000 or (ii) any other bond indebtedness regardless of the identity of the issuer ("Guaranteed Bond Indebtedness").

         "Indebtedness Ratio" has the meaning given to such term in Section
10.08 hereof.

         "Instruments" has the meaning given to such term in the UCC.

         "Inventory" has the meaning given to such term in the UCC.

         "Issuance Fee" has the meaning given to such term in Section 4.01(B) hereof.

         "Letter of Credit Fee" has the meaning given to such term in Section
5.02 hereof.

         "Letters of Credit" means Transactional Letters of Credit and Standby Letters of Credit.

         "Loans" means the Revolving Loans and the Term Loan.

         "National Commercial Rate" means a floating annual rate of interest designated from time to time by Bank as its "National Commercial Rate" and used by Bank as a reference base with respect to different rates of interest charged to borrowers. The rate of interest payable by Borrower under this Agreement and the Notes shall change simultaneously and automatically upon Bank's designation of any change in such referenced rate. Bank's determination and designation of such referenced rate from time to time shall not in any way preclude Bank from making loans to other borrowers at rates which are higher or lower than, or different from, such referenced rate.

         "Net Income" means net income as determined in accordance with generally accepted accounting principles consistently applied.

         "Notes" means the Revolving Note and the Term Note.

         "Packer Avenue Lease" means the Lease dated December 30, 1990 between Holt Cargo and the Philadelphia Regional Port Authority relating to the Packer Avenue Marine Terminal in Philadelphia, PA, as the same may be amended or renewed from time to time, and as the same was assigned Astro Holdings, Inc. on June 14, 1991 and subleased back to Holt Cargo on the same date.

         "Participant" means each bank or other entity to which Bank has granted or hereafter grants a participation in the Loans or any Letter of Credit, including drawings thereunder, and in any of the rights, benefits and obligations of Bank under this Agreement.

         "Plan" means an employee benefit plan or other plan maintained for employees of Borrower and covered by Title IV of ERISA.

         "Reportable Event" has the meaning given to such term in Section 4043(b) of ERISA or regulations issued thereunder.

         "Revolving Loans" has the meaning given to such term in Section 2.01 hereof.

         "Revolving Note" has the meaning given to such term in Section 2.03 hereof.

         "Standby Letters of Credit" has the meaning given to such term in
Section 5.01 hereof and includes Bank's Letter of Credit No. 600390 dated June 28, 1989 issued for the benefit of National Union Fire Insurance Company of Pittsburgh, PA, as amended.

         "Surety" means Thomas J. Holt.

         "Suretyship Agreement" has the meaning given to such term in Section
8.01 hereof.

         "Tangible Net Worth" means all assets (net of reserves for uncollectible accounts, depreciation, amortization, obsolescence and the like) properly appearing on a Combined balance sheet of Borrower, less:

         (a) all Indebtedness of Borrower (other than Guaranteed Bond Indebtedness); and

         (b) to the extent reflected as an asset in such Combined balance sheet,
(i) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including without limitation such items as goodwill, trademarks, tradenames, service marks, brand names, franchises, copyrights, patents, licenses, rights with respect to the foregoing and unamortized debt discount and expense, (ii) all deferred charges, (iii) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the acquisition thereof, (iv) the amount, if any, at which inventories or securities appearing on the asset side of such balance sheet exceed the lower of current market value thereof or the price at which such inventories or securities are to be sold and (v) the book amount of any asset which is subject to a pledge, lien, encumbrance or charge (including any escrow or similar deposit) to secure the payment of any obligation or indemnity to the extent that the amount of such obligation or indemnity does not constitute Indebtedness of any of Borrower to the extent that the amount of such obligation or indemnity cannot be ascertained.

         "Term Loan" has the meaning given to such term in Section 3.01 hereof.

         "Term Note" has the meaning given to such term in Section 3.01 hereof.

         "Transactional Letter of Credit" has the meaning given to such term in
Section 2.01(B) hereof.

         "Unused Commitment Fee" has the meaning given to such term in Section
2.04 hereof.

         "UCC" means the Uniform Commercial Code as amended from time to time.

         SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with generally accepted accounting principles and practices applied in a manner consistent with the application of such principles and practices in the preparation of the audited financial statements mentioned in Section 9.04 hereof.

                                   ARTICLE II

              THE REVOLVING LOANS; TRANSACTIONAL LETTERS OF CREDIT

         SECTION 2.01. The Commitment.

         (A) subject to the terms and conditions hereinafter provided, including without limitation Sections 2.01(C), (D) and (E) below, Bank agrees to lend Borrower, from time to time during the period from the date hereof to and including the Commitment Termination Date, such sums (the "Revolving Loans") as Borrower may request in an aggregate principal amount not to exceed at any time outstanding the amount of $28,500,000, as such amount may be reduced pursuant to
Section 2.01(C) hereof, (such amount being the "Commitment"). Within the limits of the Commitment and prior to the Commitment Termination Date, Borrower may borrow, repay and reborrow pursuant to this Section 2.01.

         (B) Subject to the terms and conditions of this Agreement, Bank shall from time to time on or before the Commitment Termination Date, (i) upon Borrower's request, issue transactional, international letters of credit for the account of Borrower and relating to the purchase of Inventory, all of which shall be in form and substance satisfactory to Bank ("Transactional Letters of Credit") and (ii) accept one or more drafts having a maximum maturity of sixty
(60) days and drawn under Transactional Letters of Credit ("Acceptances"); provided, however, at no time shall the aggregate amount (x) available to be drawn under Transactional Letters of Credit plus (y) of the principal amount of outstanding Acceptances, exceed $1,000,000, nor shall the expiration date of any Transactional Letter of Credit extend more than ninety (90) days from its Date of Issuance. In the event Bank issues any Transactional Letters of Credit or creates any Acceptances, the amount available to Borrower under the Commitment as Revolving Loans shall be reduced by the amount available to be drawn under Transactional Letters of Credit and/or the amount of the Acceptance.

         (C) Notwithstanding the foregoing to the contrary, if Charter Cargo Corporation shall not repay to Holt Cargo on or before April 15, 1996 the sum of $8,000,000 due to Holt Cargo pursuant to the Agreement dated as of April 15, 1994 between Holt Cargo and Charter Cargo Corporation, the Commitment shall automatically, irrevocably, and without notice, as of April 15, 1996, be reduced to $20,500,000.Immediately upon such reduction, Borrower shall repay an aggregate principal amount of the Revolving Loans in an amount equal to the amount, if any, by which the aggregate then unpaid principal amount of the Revolving Loans exceeds the Commitment as then so reduced.

         (D) Notwithstanding anything contained herein to the contrary, following Bank's receipt and review of the initial accountant's letter and copies of Borrower's Accounts confirmations required by Section 10.02(I) below, Bank may terminate the Commitment in its entirety on May 31, 1996 if Bank shall, in the exercise of its sole discretion, be dissatisfied with the information contained in such certification.

         (E) Notwithstanding anything contained herein to the contrary, if Bank shall not have entered into a Participation Agreement in form and substance satisfactory to Bank with a Participant acceptable to Bank whereby such Participant purchases a participation interest in the Loans and Letters of Credit of at least $8,000,000 by May 31, 1996, Bank may, in the exercise of its sole discretion, terminate the Commitment in its entirety on May 31, 1996.

         SECTION 2.02. Making the Revolving Loans; Issuing Transactional Letters of Credit.

         (A) Borrower shall give Bank notice of each proposed Revolving Loan on or before 12:00 p.m. of the day on which such Revolving Loan is requested, specifying the amount thereof. Provided all of the conditions precedent for making a Revolving Loan shall have occurred, Bank shall make the proceeds of such

Revolving Loan available to Borrower by crediting the amount thereof to Holt Cargo's deposit account with Bank.

         (B) Borrower shall request each Transactional Letter of Credit specifying the amount thereof, the beneficiary, and such additional information as Bank may require. Provided all of the conditions precedent for issuing a Transactional Letter of Credit shall have occurred, Bank shall issue such Transactional Letter of Credit within two (2) Business Days after such request.

         SECTION 2.03. The Revolving Note. The obligation of Borrower to repay the Revolving Loans shall be evidenced by a promissory note of Borrower (the Revolving "Note"), dated the date of this Agreement, payable to the order of Bank in a principal amount equal to the Commitment and otherwise in form satisfactory to Bank.

         SECTION 2.04. Unused Commitment Fee. Borrower shall pay to Bank an unused commitment fee computed at the rate of one-quarter of one percent (.25%) a year on the average daily unused portion of the Commitment from the date of this Agreement to and including the Commitment Termination Date and payable in arrears (A) on October 1, 1995 for the period then ending, (B) quarterly on the first day of January, April, July and October in each year during the term of the Commitment, commencing January 1, 1996 and (C) on the Commitment Termination Date. The fee payable under this Section 2.04 is hereinafter called the "Unused Commitment Fee."

           SECTION 2.05. Repayment of Revolving Loans; Reimbursement.

         (A) Except as otherwise provided in Section 10.27 hereof, Borrower shall repay the unpaid principal amount of all Revolving Loans then outstanding
(i) on the Commitment Termination Date, or (ii) if Bank shall have notified Borrower pursuant to Section 2.06 hereof that it will not extend the Commitment Termination Date then in effect, on or before 60 days following the earlier of
(x) the Commitment Termination Date or (y) the date on which Bank shall have given Borrower notice that it will not extend the Commitment Termination Date. No provision of this Agreement shall be construed to restrict the right of Bank, in the exercise of its sole discretion, to demand payment in full at any time of all amounts due under the Revolving Loans upon the occurrence of an Event of Default.

         (B) After payment by Bank of any draft drawn under any Transactional Letter of Credit Borrower will pay to Bank on demand a sum equal to the amount so paid by Bank.

         SECTION 2.06. Extension of Commitment Termination Date. Provided that on or before the April 30 prior to the then current Commitment Termination Date, Borrower shall have provided Bank with the annual financial statements and projections of Borrower and Affiliates required by Section 10.02 hereof together with such other information and reports as Bank may reasonably request, on or before the then current Commitment Termination Date, Bank will notify Borrower whether it will extend the

Commitment Termination Date then in effect. A failure of Bank to notify Borrower that it has elected to extend the Commitment Termination Date then in effect shall be deemed to be an election not to extend the Commitment Termination Date.

                                   ARTICLE III
                                  THE TERM LOAN

         SECTION 3.01. The Term Loan; The Term Note. Subject to the terms and conditions hereinafter provided, Bank agrees to lend Borrower forthwith the sum of $4,482,320 (the "Term Loan"). The obligation of Borrower to repay the Term Loan shall be evidenced by a promissory note of Borrower, dated the date of this Agreement, payable to the order of Bank in the principal amount of the Term Loan and otherwise in form satisfactory to Bank (the "Term Note").

         SECTION 3.02. Repayment of Term Loan. Except as provided in the immediately following sentence, Borrower shall repay the principal amount of the Term Loan in 27 equal monthly installments on the fifteenth day of each month commencing August 15, 1995. The first 26 of such installments shall be in the amount of $57,520 each, and the last of such installments shall be in the amount necessary to repay in full the principal amount of the Term Loan. Notwithstanding the foregoing to the contrary, Borrower shall repay the principal amount of the Term Loan then outstanding concurrently with the repayment in full of the Revolving Loans pursuant to Section 2.05 above on, or following, the Commitment Termination Date, as the case may be.

         SECTION 3.03. Prepayments. Borrower may prepay the Term Note in whole at any time or in part from time to time, without penalty or premium but with accrued interest to the date of such prepayment on the amount prepaid. Each partial prepayment shall be in the amount of $1,000 or an integral multiple thereof and shall be applied to the principal installments payable under Section
3.02 hereof in the inverse order of their maturities.

                                   ARTICLE IV
                       PROVISIONS APPLICABLE TO ALL LOANS

         SECTION 4.01. Interest; Issuance Fees.

         (A) Borrower shall pay interest on the unpaid principal amounts of the Loans, from the respective dates on which such Loans are made until such principal amounts have been repaid in full, payable (i) on August 15, 1995 for the period ending August 10, 1995, (ii) monthly on the fifteenth day of each month during the term of the Notes commencing September 15, 1995 and (iii) on the date of payment in full, at an annual rate equal to the National Commercial Rate plus .50% The rate of interest payable on the Loans shall change simultaneously with each change in the National Commercial Rate.

         (B) Borrower shall pay to Bank a fee ("Issuance Fee") in connection with the establishment of each Transactional Letter of Credit equal to the greater of (x) 0.25% of the amount drawn under such Transactional Letter of Credit, or (y) $60.00 (or such other amount as shall be established from time to time as Bank's minimum negotiation fee). The Issuance Fee shall be payable concurrently with the application for the Transactional Letter of Credit to which it relates.

         (C) Borrower shall pay to Bank a fee (the "Acceptance Fee") at the time each Acceptance is created, equal to the greater of (x) 1.50% of the amount of such Acceptance, or (y) $60.00 (or such other amount as shall be established from time to time as Bank's minimum acceptance fee).

         SECTION 4.02. Computation of Interest and Unused Commitment Fee. Interest on the Loans and the Unused Commitment Fee shall be computed on the basis of a year of 360 days but shall be computed for the actual number of days elapsed.

         SECTION 4.03. Payments. All payments and prepayments of principal of and interest on the Loans, payments of Unused Commitment Fee, late charges and all other payments of any kind to be made by Borrower to Bank hereunder shall be made by Bank charging Holt Cargo's deposit account with Bank therefore or, if there are insufficient funds in such account, the deposit account of any other entity comprising Borrower, or, if there are insufficient funds in any such account, by Borrower to Bank at One Liberty Place, 1650 Market Street, Philadelphia, PA 19103 (or at such other address as shall be designated by Bank), in funds immediately available to Bank.

         SECTION 4.04. Payment on Non-Business Days. Whenever any payment to be made hereunder or under any Note is stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes or the Unused Commitment Fee, as the case may be.

         SECTION 4.05. Late Charges. If any amount payable by Borrower under this Agreement is not paid when due, in addition to and not in limitation of any other rights and remedies of Bank, Borrower shall pay Bank a late charge computed at the rate of 5% for each dollar (or part thereof) of the amount not paid.

                                    ARTICLE V
                            STANDBY LETTERS OF CREDIT

         SECTION 5.01. Standby Letters of Credit. Bank shall from time to time on or before the Commitment Termination Date, upon Borrower's request, issue stand-by letters of credit for the account of Borrower, all of which shall be in form and substance satisfactory to Bank ("Standby Letters of Credit") and shall be issued for the purposes set forth in Section 10.01 below only; provided, however, at no time shall the aggregate amount available to be drawn under Standby Letters of Credit exceed $5,000,000.

         SECTION 5.02 Letter of Credit Fee. Borrower shall pay to Bank a fee (the "Letter of Credit Fee") in connection with each Standby Letter of Credit computed from the Date of Issuance at the rate of 1.50% per annum of the amount available to be drawn under such Standby Letter of Credit. The Letter of Credit Fee shall be payable annually in advance (A) on the Date of Issuance and (B) on the anniversary date of the Date of Issuance, pro rata, if applicable, at all times during which such Standby Letter of Credit is outstanding.

         SECTION 5.03. Reimbursement. After payment by Bank of any draft drawn under any Standby Letter of Credit, Borrower will pay to Bank on demand a sum equal to the amount so paid by Bank.

                                   ARTICLE VI
                 PROVISIONS APPLICABLE TO ALL LETTERS OF CREDIT

         SECTION 6.01. Other Payments.

         (A) Borrower shall pay to Bank on demand (1) upon the issuance of each Letter of Credit, an amount equal to Bank's customary charge then in effect for the issuance of a letter of credit, (2) upon each transfer of any Letter of Credit, an amount equal to Bank's customary charge then in effect for a transfer of a letter of credit plus such amount as is necessary to cover the reasonable and necessary costs and expenses of Bank incurred in connection with such transfer of the Letter of Credit in accordance with its terms, (3) upon each drawing under any Letter Of Credit, an amount equal to Bank's customary charge then in effect for a drawing under a letter of credit and (4) any and all reasonable expenses whenever incurred or paid by Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Letters of Credit and any other documents to be delivered by Borrower or Bank in connection with this Agreement, including (without limitation) the reasonable fees and expenses of counsel for Bank with respect thereto, with respect to advising Bank as to its rights and responsibilities under this Agreement with respect to the Letters of Credit and with respect to representing Bank in any legal proceeding in which (a) any beneficiary seeks to enforce payment by Bank under any Letter of Credit, (b) Borrower, or any successor in interest to Borrower, seeks to have Bank restrained from making payment under any Letter of Credit or (c) Bank seeks to enforce any or all of its rights and remedies against Borrower under and in accordance with this Agreement.

         (B) If any law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by Bank or any Participant or (2) impose on Bank or any Participant any other condition regarding this Agreement or the Letters of Credit or any payments thereunder or any participation therein, and the result of any event referred to in either of the foregoing clauses (1) or (2) shall be to increase the cost to Bank or any Participant of issuing or maintaining the Letters of Credit or making payments thereunder or participating therein, which increase in cost shall be the result of the reasonable allocation by Bank or such Participant of the aggregate of such cost increases resulting from such events, then, upon demand by Bank or such Participant, Borrower shall immediately pay to Bank or such Participant, from time to time as specified by Bank or such Participant, such additional amounts as are necessary to compensate Bank or such Participant (on an after-tax basis) for such increased cost incurred by Bank or such Participant from the date of such change. A certificate as to such increased cost incurred by Bank or such Participant as a result of any event mentioned in either of clauses (1) and (2) of this Section 5.04(B) shall be submitted by Bank or such Participant to Borrower and shall be deemed conclusive (absent manifest error) as to the amount thereof.

         SECTION 6.02. Additional Fee. If any amount payable by Borrower under Sections 2.05(B), 4.01(B), 4.01(C), 5.02 and 5.03 hereof is not paid when due, Borrower shall pay to Bank on demand interest on such unpaid amount from the date on which payment was due to the date of payment in full at an annual rate equal to the sum of the National Commercial Rate plus 2%. The rate of interest payable on any such unpaid amount shall change as of the opening of business on each day on which the National Commercial Rate changes.

         SECTION 6.03. Place and Manner of Payment. All amounts payable to Bank by Borrower under Article V above shall be made by Bank charging Holt Cargo's deposit account with Bank therefore, or, if there are insufficient funds, by Borrower to Bank at Eleven Penn Center, Philadelphia, PA, or at such other address as may be designated by Bank, in funds immediately available to Bank.

         SECTION 6.04. Computation of Letter of Credit Fee and Interest. The Letter of Credit Fee and all interest payable hereunder shall be computed on the basis of a year of 360 days but shall be computed for the actual number of days elapsed.

         SECTION 6.05. Pre-Existing Letters of Credit. All of the terms of (A) the Amended and Restated Loan and Security Agreement between Bank, Holt Cargo and Holt Hauling dated April 12, 1989, as amended, the Revolving Credit and Security Agreement between Holt Hauling, Holt Cargo and Bank dated June 16, 1992, as amended, and the Loan Agreement between Bank, Holt Cargo and Holt Hauling dated October 19, 1994, as amended and/or (B) the Letter of Credit Agreement between Bank and Dockside dated October 1, 1992, as amended, and Loan Agreement between Bank and Dockside dated March 21, 1995, as amended, and all documents and instruments executed in connection with any of the foregoing, pertaining in any way to any Letter of Credit or Acceptance issued prior to the date hereof, to the extent not inconsistent with the terms hereof, are hereby ratified and confirmed as if set forth in full herein.

                                   ARTICLE VII

                                   COLLATERAL

         SECTION 7.01. Security Interests. As security for the performance of this Agreement and the payment of the Notes and all other liabilities of Borrower to Bank (whether absolute or contingent, matured or unmatured, direct or indirect, sole, joint, several or joint and several, similar or dissimilar, related or unrelated, due or to become due or heretofore or hereafter contracted or acquired), Borrower hereby grants to Bank a security interest in the following:

         (A) All Accounts, Contract Rights, Inventory, Instruments arising out of or relating to any Account, and Documents, all as now owned or hereafter acquired by Borrower.

         (B) All General Intangibles relating to or arising out of the property described in Section 7.01(A) above including without limitation any maritime or other liens and/or enforcement and collection rights with respect thereto.

         (C) All proceeds and products of the property described in the foregoing subsections of this Section 7.01, including insurance thereon.

         SECTION 7.02. Financing Statements.

         (A) Borrower shall join with Bank in executing such financing statements and continuation statements (in form satisfactory to Bank) under the UCC as Bank may specify, and shall pay the cost of filing the same in such public offices as Bank shall designate.

         (B) A carbon, photographic or other reproduction of this Agreement or any financing statement signed by Borrower may be filed as a financing statement.

         SECTION 7.03. Landlords' Waivers. Borrower shall cause the owners of all premises occupied by Borrower (if a person or entity other than a Borrower) to execute and deliver to Bank instruments (in form satisfactory to Bank) by which such owners waive their right to distrain on or lien any of the Collateral.

         SECTION 7.04. Insurance. In addition to the requirements of Section
10.03 hereof, Borrower shall maintain insurance, in such amounts and with such insurance companies as are acceptable to Bank, insuring the Collateral against such risks as are specified by Bank, including without limitation the risk of spoiled or bad Inventory. Each policy of insurance covering any of the Collateral shall (A) show Bank's security interest therein in such manner that all payments for damage thereto or loss thereof shall be paid to Bank and (B) provide that it shall not be terminated without at least 30 days' prior written notice to Bank. Borrower shall deliver to Bank satisfactory evidence of compliance with this Section 7.04.

         SECTION 7.05. Places of Business; Location of Collateral.

         (A) Borrower represents that its chief place of business, its chief executive office and the place where it keeps its records concerning its Accounts and General Intangibles are at 701 North Broadway, Gloucester City, NJ and its Inventory is kept at such place and at the other places of business listed in Exhibit 7.05 attached hereto.

         (B) Borrower shall promptly notify Bank of (1) any change in the location of Borrower's chief place of business or chief executive office, (2) any change in the places where it keeps its Inventory and its records concerning its Accounts and General Intangibles and (3) the establishment of any new or the discontinuance of any existing place of business.

         (C) Borrower shall not permit any of its Inventory to be removed from the places mentioned in subsection (A) of this Section 7.05, except in the ordinary course of business.

         SECTION 7.06. Borrower's Name and Organizational Structure.

         (A) Borrower represents that no Borrower has (1) used any name other than as stated in the preamble to this Agreement or (2) owned property or conducted business as any kind of legal entity other than as stated in Section
9.01 hereof.

         (B) Borrower shall promptly notify Bank of any change in Borrower's name, identity or corporate structure.

         SECTION 7.07. Accounts. (A) With respect to each of its Accounts, Borrower represents that: (1) it is not evidenced by a judgment, an instrument or chattel paper (except such judgment as has been assigned, and such instrument or chattel paper as has been endorsed and delivered, to Bank) and represents a bona fide transaction; (2) the amount shown on Borrower's books and on any list, invoice or statement furnished to Bank is owing to Borrower; (3) the title of Borrower to the Account and, except as against the Account Debtor, to any goods represented thereby is absolute; (4) the Account has not been transferred to any other person, and no person except Borrower has any claim thereto or, with the sole exception of the Account Debtor, to the goods represented thereby; (5) no partial payment has been made by anyone; and (6) unless it is a Contract Right, such Account represents a completed transaction, no setoff or counterclaim to such Account exists, and no agreement has been made with any person under which any deduction or discount may be claimed, except regular discounts allowed by Borrower for prompt payments.

         (B) Borrower shall (1) collect its Accounts only in the ordinary course of business and (2) immediately notify Bank if any of Borrower's Accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, furnish Bank with copies of each such contract and execute any instruments and take any steps required by Bark in order that all moneys due and to become due under any such contract shall be assigned to Bank and notice given under the Federal Assignment of Claims Act.

         (C) Borrower shall, if requested by Bank, (1) inform Bank immediately of the rejection of any goods represented by an Account, any delay in delivery or performance by Borrower or claims made in regard to any Account; and (2) pay Bank the amount of any Account where the goods represented thereby are returned by the Account Debtor

         SECTION 7.08. Inventory.

         (A) Borrower represents that it is the absolute owner of its Inventory, subject only to the security interests created hereby.

         (B) Borrower shall sell its Inventory only in the ordinary course of business.

         SECTION 7.09. Records and Reports. Borrower shall keep accurate and complete records of its Accounts, General Intangibles and Inventory and furnish Bank such information about Borrower's Accounts, General Intangibles and Inventory as Bank may reasonably request, including without limitation (A) within 15 days after the end of each fiscal quarter, an aged trial balance of Borrower's Accounts including name, amount and month billed, addresses (in the case of the balance submitted in January of each year), and otherwise in form satisfactory to Bank and (B) within 15 days after the end of each fiscal quarter, a report showing Borrower's Inventory in the Form of Exhibit 7.09(B) hereof.

         SECTION 7.10. Bank's Rights Upon Event of Default. If any Event of Default shall occur and be continuing:

         (A) If requested by Bank, Borrower shall: (1) deliver to Bank a list of Borrower's Accounts, showing the names and addresses of Account Debtors and the amounts owed by them respectively; (2) deliver to Bank a copy, with such duplicate copies as Bank may request, of the invoice applicable to each Account of Borrower, bearing a statement that such Account has been assigned to Bank;
(3) deliver to Bank all such information as shall be required by Bank with respect to any maritime lien arising out of any of Borrower's Accounts and/or any bond posted with respect thereto, (4) receive as the sole property of and hold as trustee for Bank all instruments for the payment of money representing the proceeds of any Collateral which come into the possession of Borrower and immediately deliver to Bank all such instruments in the exact form received by Borrower; and (5) assemble Borrower's Inventory and tangible material relating to its Accounts and General Intangibles and make it available to Bank at a place designated by Bank that is reasonably convenient to Bank and Borrower.


         (B) Bank shall have the right, without notice to Borrower, to (1) endorse in Borrower's name all instruments for the payment of money representing the proceeds of any Collateral that comes into the possession of Bank; (2) notify Account Debtors that Borrower's Accounts have been assigned to Bank and forward invoices to Account Debtors, directing them to make payments to Bank;
(3) collect Borrower's Accounts in Bank's or Borrower's name, and take control of any cash or non-cash proceeds of Collateral; (4) take any and all actions on behalf of, and in the name of, Borrower with respect to the establishment, enforcement, prosecution or collection of any maritime lien arising out of any of Borrower's Accounts or to which Borrower shall be entitled and/or any bond posted with respect thereto, including without limitation notifying any bonding company that the rights of Borrower with respect to a bond have been assigned to Bank and directing such company to pay the proceeds of any bond to Bank, and any such bonding company shall be entitled to rely on any such direction from Bank as if it had been made by Borrower; (5) compromise, extend, or renew any of Borrower's Accounts or deal with any of them as Bank may deem advisable; and (6) exercise all of the rights of a secured party under the UCC.

         SECTION 7.11. Expenses of Bank. Borrower shall reimburse Bank on demand for all expenses (including the reasonable fees and expenses of legal counsel for Bank) incurred in connection with (A) the protection, exercise or enforcement of Bank's rights with respect to the Collateral, including (without limitation) Bank's rights to (i) collect or take possession of the Collateral and the proceeds thereof, (ii) hold the Collateral, (iii) prepare the Collateral for sale or other disposition and (iv) sell or otherwise dispose of the Collateral and (B) the assertion, protection, exercise or enforcement of Bank's rights in any proceeding under the United States Bankruptcy Code, including (without limitation) the preparation, filing and prosecution of (i) proofs of claim, (ii) motions for relief from the automatic stay, (iii) motions for adequate protection and (iv) complaints, answers and other pleadings in adversary proceedings by or against Bank or relating in any way to any of the Collateral.

         SECTION 7.12. Notices. If notice of sale, disposition or other intended action by Bank with respect to the Collateral is required by the UCC or other applicable law, any notice thereof sent to Borrower at its address specified on the signature pages of this Agreement, or such other address as may hereafter be designated by Borrower in a notice complying with Section 12.04 hereof, at least five days prior to such action shall constitute reasonable notice to Borrower.

         SECTION 7.13. Insurance; Discharge of Taxes, etc. Bank shall have the right at any time and from time to time, if Borrower fails to do so following notice from Bank, to (A) obtain insurance covering any of the Collateral if Borrower fails to do so, (B) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral and
(C) pay for the maintenance and preservation of any of the Collateral. Borrower shall reimburse Bank, on demand, for any payment made, or any expense incurred, by it pursuant to this authorization. Borrower assigns to Bank all right to receive the proceeds of insurance covering the Collateral, directs any insurer to pay all such proceeds directly to Bank and authorizes Bank to endorse in the name of Borrower any draft for such proceeds.

         SECTION 7.14. Waiver and Release by Borrower. Borrower (A) waives protest of all commercial paper at any time held by Bank on which Borrower is in any way liable, notice of nonpayment at maturity of any and all of Borrower's Accounts and, except where required hereby or by law, notice of action taken by Bank and (B) releases Bank from all claims for loss or damage caused by any failure to collect any Account or by any act or omission on the part of Bank or its officers, agents and employees, except wilful misconduct or gross negligence.

         SECTION 7.15. Perfection. Upon (A) the filing of Uniform commercial Code financing statements with the filing officers listed on Exhibit 7.15 attached hereto, and (B) Bank's taking possession of all Documents and Instruments, Bank will have a valid perfected first priority security interest in and to the Collateral.

         SECTION 7.16. Release of Liens.

         (A) Bank shall release the liens granted to it pursuant to this Article VII at such time as all of the following conditions shall have been met:

             (i) No Event of Default or event which with the giving of notice or passage of time or both would be an Event of Default shall have occurred;

             (ii) The aggregate amount of all lines of credit (including the Commitment), term loans (including the Term Loan), letters of credit (including the Letters of Credit) issued for the account of Borrower and other loan facilities available to Borrower, whether extended by Bank or by any other bank or lender, shall not exceed $15,000,000;

             (iii) Borrower shall have complied with the following covenants, all as evidenced by an audited financial statement of Borrower:

                  (a) Borrower shall attain a Current Ratio of not less than 1.1 to 1;

                  (b) Borrower shall attain an Indebtedness Ratio of not more than 2.75 to 1;

                  (c) Borrower shall attain Combined Tangible Net Worth of not less than an amount equal to Borrower's Combined Tangible Net Worth as of the immediately preceding December 31 plus 50% of Borrower's Combined Net Income for the current fiscal year through the time of calculation. In addition to the foregoing, Borrower's Combined Tangible Net Worth shall increase by at least $2,500,000 as of December 31 of each year; and

                  (d) Borrower shall attain a ratio of (i) Combined Net Income after taxes, plus depreciation, to (ii) Combined current maturities of long term debt (including the current portion of the Term Loan) for the immediately prior fiscal year, plus Combined current maturities of capital lease obligations for the immediately prior fiscal year, plus unfunded capital expenditures for the fiscal year, plus the average outstanding principal balance of the Revolving Loans for such fiscal year of not less than 1.15 to 1; and

         (B) Bank agrees that following the release of the Collateral pursuant to this Section 7.16, Bank shall have no further security interest in and to the Collateral unless Borrower shall grant a new security interest to Bank in such Collateral.

                                  ARTICLE VIII

                              CONDITIONS OF LENDING

         SECTION 8.01. Conditions Precedent to the Initial Loan or Letter of Credit. The obligation of Bank to make the initial Loan or issue the initial Letter of Credit is subject to the conditions precedent that Bank shall have received on or before the day on which such initial Loan is to be made or Letter of Credit to be issued all of the following, in form and substance satisfactory to Bank:

             (A) The Notes.

             (B) International Facilities Agreement relating to Letters of
         Credit.

             (C) Agreement (the "Suretyship Agreement") by which Surety becomes surety for all liabilities of Borrower to Bank.

             (D) Acknowledgement of Confessions of Judgment.

             (E) The documents required by Section 7.01 and 7.03 hereof.

             (F) Acknowledgement of affiliate relationship among the entities comprising Borrower.

             (G) Payment of Bank's $100,000 commitment fee.

             (H) A copy, certified in writing by the secretary or an assistant secretary of Borrower, of (1) resolutions of its boards of directors evidencing approval of this Agreement, the Notes and other matters contemplated hereby and (2) each document evidencing other necessary action and approvals, if any, with respect to this Agreement, the Notes and other matters contemplated hereby.

         (I) A written certificate by the secretaries or assistant secretaries of Borrower as to the names and signatures of its officers who are authorized to sign this Agreement, the Notes and the other documents or certificates to be executed and delivered by it pursuant hereto. Bank may conclusively rely on such certificate until it receives a further certificate by the secretary or an assistant secretary of Borrower amending the prior certificate.

         (J) Articles of Incorporation and By-laws of Wilmington Stevedore, Inc.

         (K) Good Standing Certificate for each entity comprising Borrower.

         (L) A schedule listing each entity comprising Borrower, its primary business and its shareholders (showing number of shares owned).

         (M) A favorable opinion of counsel for Borrower as to the matters mentioned in Sections 7.15, 9.01, 9.02, 9.03, 9.05 and 9.09 hereof and as to such other matters as Bank may reasonably request.

         SECTION 8.02. Conditions Precedent to All Loans and Letters of Credit. The obligation of Bank to make any Loan (including the initial Revolving Loan) or to issue any Letter of

Credit (including the initial Letter of Credit) is subject to the further conditions precedent that:

         (A) The representations and warranties contained in Sections 7.05, 7.06, 7.07, 7.08 and 7.15 hereof, and in Article IX hereof shall be correct and accurate on and as of the date of such Loan or the issuance of such Letter of Credit as though made on and as of such date.

         (B) No Event of Default shall have occurred and be continuing or will result from the making of such Loan or issuing of such Letter of Credit, and no event shall have occurred and be continuing which with notice or lapse of time or both would, if unremedied, be an Event of Default.

         (C) In the event of the issuance of a Letter of Credit, Borrower shall have executed and delivered to Bank an application therefore and paid all fees required in connection with the issuance of the same.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Bank as follows:

         SECTION 9.01. Existence. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth on Exhibit 9.01 hereof. Borrower has all requisite power and authority, corporate and otherwise, to conduct its respective business and to own its respective properties and, other than the Excluded Companies, is duly qualified as a foreign corporation in good standing in all jurisdictions in which its failure so to qualify could have a material adverse effect on its financial condition or business.

         SECTION 9.02. Authorization. The execution, delivery and performance by Borrower of this Agreement, the Notes and all other documents and instruments required hereby, have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or of the charter or by-laws of Borrower or result in a breach of or constitute a default under any agreement, indenture or instrument to which it is a party or by which it or its properties may be bound or affected; provided, however, that this representation does not apply to the Excluded Companies.

         SECTION 9.03. Validity of Agreement and Other Documents. This Agreement constitutes, and the Notes and other documents and instruments required hereby when duly executed and delivered will constitute, valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally; provided, however, that this representation does not apply to the Excluded Companies. The Suretyship Agreement, when duly executed and delivered will constitute a valid and enforceable obligation of Surety, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement Of creditors' rights generally.

         SECTION 9.04. Financial Information. The Combined balance sheet and profit and loss and surplus statement of Borrower as of December 31, 1994 certified by BDO Seidman, and the combined balance sheet and profit and loss and surplus statement of Borrower as of March 31, 1995, certified by Borrower's chief financial officer, copies of which have been furnished to Bank, are complete and correct, show all material liabilities, direct and contingent, and present fairly the financial position, the results of operations and changes in Combined financial position of Borrower at such dates and for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 1995 there has been no material adverse change in such financial position or such results of operations.

         SECTION 9.05. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against Borrower or Surety or any of its or their properties before any court or governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) which, if determined adversely to Borrower or Surety, would have a material adverse effect on the financial condition or operations of Borrower on a Combined basis or on the financial condition or operations of Surety.

         SECTION 9.06. Contingent Liabilities. Except as set forth on Exhibit
9.06 hereto, there are no suretyship agreements, guarantees or other contingent liabilities of Borrower or Surety which are not disclosed by the financial statements mentioned in Section 9.04 above.

         SECTION 9.07. Taxes. Borrower and Surety has each filed all tax returns and reports required to be filed before the date of this Agreement and has paid all taxes, assessments and charges imposed upon it or its property, or which it is required to withhold and pay over, to the extent that they were required to be paid before the date of this Agreement.

         SECTION 9.08. Encumbrances. The property and assets of Borrower and Surety are not subject to any lien, encumbrance or security interest which has arisen other than in the normal course of business.

         SECTION 9.09. Consents. No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Borrower of this Agreement, the Notes or any other documents or instruments required hereby or by Surety to the Suretyship Agreement.

         SECTION 9.10. ERISA. Each Plan maintained for employees of Borrower or any Affiliate and covered by Title IV of ERISA is in good standing. No Reportable Event or failure of compliance with the Code as required by Section 10.21 hereof has occurred and is continuing with respect to any Plan.

         SECTION 9.11. Environmental Matters.

         (A) Neither Borrower nor Surety has generated, stored, treated, discharged or disposed of any Hazardous Substances or Hazardous Wastes in violation of any applicable law or regulation nor is Borrower aware of any allegations that any such violations have occurred.

         (B) Other than the Report of Environmental Site Inspection of EEC Environmental, Inc. dated January 27, 1992 relating to Borrower's Gloucester City, NJ premises and the Phase I Environmental Site Assessment of the Holt Marine Terminal dated March 7, 1994 prepared by Pennoni Associates, Inc. (the "Site Assessments"), Borrower is not aware of any claim, investigation, litigation or administrative proceeding, whether actual or threatened, against Borrower or Surety relating to any environmental contamination of any real property owned, used or leased by Borrower or Surety or arising out of any alleged violation of any environmental law or regulation.

         (C) To the best of Borrower's knowledge after due investigation, other than as revealed by the Site Assessments, no real property owned, used or leased by Borrower or Surety has ever been used by previous owners and/or operators to generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Substances or Hazardous Wastes under circumstances that cause, or reasonably should cause, Borrower or Surety to believe that such prior use is likely to subject Borrower or Surety to liability to any person or persons.

         (D) Neither Borrower nor Surety intends to use any real property owned, used or leased by it to generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Substances or Hazardous Wastes.

         SECTION 9.12. Margin Stock. Borrower is not engaged in, nor does it have as one of its substantial activities, the business of extending or obtaining credit for the purpose of purchasing or carrying "margin stock" (as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of the Loans will be used for such purpose or for the purpose of purchasing or carrying any shares of margin stock.

         SECTION 9.13. Excluded Companies. Each of the Excluded Companies is non-operational and owns no assets.

                                    ARTICLE X
                              COVENANTS OF BORROWER

         So long as any Note remains unpaid, any Letter of Credit remains outstanding or Bank has any Commitment hereunder, unless Bank otherwise consents in writing:

         SECTION 10.01. Use of Proceeds. Subject to the provisions of Section
10.14 below, the proceeds of the Loans shall be used by Borrower (other than the Excluded Companies) to repay an existing line of credit from Merrill Lynch in the amount of $2,500,000, to repay an existing line of credit from PNC Bank in the amount of $3,500,000, to repay all amounts due by Dockside to Bank in connection with the line of credit established pursuant to the Loan Agreement dated March 21, 1995 between Bank and Dockside, and for working capital in connection with the operation of their businesses as they exist on the date of this Agreement. The Standby Letters of Credit shall be requested only in connection with Borrower posting collateral for its self-insured worker's compensation insurance. The Transactional Letters of Credit shall be requested only in connection with Borrower's importation and/or acquisition of Inventory in the ordinary course of business.

         SECTION 10.02. Financial Information. Borrower shall furnish to Bank
(A) a Combined and Combining balance sheet and profit and loss and surplus statement of Borrower within 60 days after the close of each of the first three quarters of each fiscal year, (B) a Combined and Combining balance sheet and profit and loss and surplus statement of Borrower, within 120 days after the close of each fiscal year, (C) Combined annual projections (prepared on a monthly basis) for Borrower, within 120 days after the close of each fiscal year, (D) the annual personal financial statements of Thomas J. Holt within 120 days after the end of each calendar year, (E) monthly reports within 15 days after the end of each calendar month in the form of Exhibit 10.02(A) hereto showing (i) Borrower's accounts receivable and (ii) Borrower's estimated sales for the immediately preceding calendar month, and (iii) calculations of the ratio set forth in Section 10.28 below, (F) a monthly activity report within 15 days after the end of each calendar month, detailing (i) number of vessels calling for such month, (ii) tonnage handled for such month and (iii) such other information as Bank may reasonably request, (G) profit and loss statements for each vessel chartered by B.H. Sobelman and Co., Inc., within 30 days after the completion of each such charter, (H) a monthly report relating to the chartering business of
B. H. Sobelman & Co., Inc. within 15 days after the end of each calendar month in the form of Exhibit 10.02(B) attached, appropriately completed, and (I) a letter from BDO Seidman, or such other independent certified public accountant acceptable to Bank performing the audit of Borrower's financial condition, as to the confirmations it has received regarding Borrower's Accounts, in the form of
Exhibit 10.02(C) hereto, together with copies of such confirmations, on or before April 30 of each year. Combined annual statements shall be audited and unqualifiedly certified by, and Combining annual statements shall be prepared by, BDO Seidman or other independent certified public accountants acceptable to Bank, and all other data, other than that relating to Thomas J. Holt, shall be certified by the chief financial officer of Borrower. Each quarterly and annual statement shall be accompanied by a certificate by the chief financial officer of Borrower substantially in the form of Exhibit 10.02(D) hereof appropriately completed setting forth the calculations of the financial covenants and stating that he has no knowledge that an Event of Default has occurred or that any event has occurred which with the passage of time or the giving of notice or both would, if unremedied, be an Event of Default.

         SECTION 10.03. Insurance. Borrower shall maintain insurance with responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates or owns such properties. In addition, Borrower shall maintain an Employed Lawyers Professional Liability Policy covering John A. Evans in an amount not less than $5,000,000 and shall, on or before 15 days prior to the expiration thereof, provide Bank with evidence satisfactory to Bank of the renewal or substitution of such policy with a policy satisfactory to Bank.

         SECTION 10.04. Taxes. Borrower shall pay when due all taxes, assessments and charges imposed upon it or its property or which it is required to withhold and pay over, except where contested in good faith and where adequate reserves have been set aside.

         SECTION 10.05. Encumbrances. Borrower shall not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired, except (A) liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings,

(B) liens in connection with workmen's compensation, unemployment insurance or other social security obligations, (C) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), statutory obligations, surety or appeal bonds, and other obligations of like nature arising in the ordinary course of business, (D) mechanic's, workman's, materialman's, landlord's, carrier's, or other similar liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, (E) purchase money encumbrances on newly-acquired personal property, (F) existing mortgage liens on Borrower's property located in Gloucester City, NJ, (G) existing mortgage liens on Refrigerated Enterprises, Inc.'s property located at 777 Pattison Avenue, Philadelphia, PA, and (H) other encumbrances not materially affecting the value of the property subject thereto.

         SECTION 10.06. Negative Pledge. Borrower shall not enter into any covenant with any bank or other lending institution or any other person or entity, whereby Borrower agrees not to pledge, grant a lien upon or security interest in any of its or their assets.

         SECTION 10.07. Current Ratio. At all times prior to the release of the Collateral by Bank pursuant to Section 7.16 hereof, Borrower shall maintain a ratio of Combined Current Assets to Combined Current Liabilities (including the outstanding principal balance of the Revolving Loans and the current portion of the Term Loan) ("Current Ratio") of not less than 1.0 to 1 at December 31, 1994 and as of each fiscal quarter thereafter.

         SECTION 10.08. Indebtedness. At all times prior to the release of the Collateral by Bank pursuant to Section 7.16 hereof, Borrower shall maintain a ratio of Combined Indebtedness to Combined Tangible Net Worth ("Indebtedness Ratio") of not more than 3.0 to 1 as of December 31, 1994 and as of each fiscal quarter thereafter.

         SECTION 10.09. Tangible Net Worth. At all times prior to the release of the Collateral by Bank pursuant to Section 7.16 hereof, Borrower shall maintain Combined Tangible Net Worth of not less than the following amounts at the following times:

         December 31, 1994 and as of each fiscal quarter thereafter including September 30, 1995 ... $44,200,000

         December 31, 1995 and as of each fiscal quarter thereafter including September 30, 1996 ... $47,000,000

         December 31, 1996: an amount equal to Borrower's Combined Tangible Net Worth as of December 31, 1995 plus 50% of Borrower's Combined Net Income for fiscal year 1996.

         March 31, 1997: an amount equal to Borrower's Combined Tangible Net Worth as of December 31, 1996 plus 50% of Borrower's Combined Net Income for fiscal year 1997 through the time of calculation.

         In addition to the foregoing, Borrower's Combined Tangible Net Worth shall increase by at least $2,500,000 as of December 31 of each year.

         SECTION 10.10. Interest.

         Borrower shall maintain a ratio of Combined Net Income before interest and taxes to Combined interest charges for the then current and three prior fiscal quarters of not less than the following amounts at the following times:

         December 31, 1994 ........................ 1.50 to 1

         March 31, 1995 and as of each fiscal quarter
         thereafter ............................... 1.50 to 1

         SECTION 10.11. Fixed Charge Coverage. At all times prior to the release of the Collateral by Bank pursuant to Section 7.16 hereof, Borrower shall maintain a ratio of (i) Combined Net Income after taxes plus depreciation to
(ii) Combined current maturities of long term debt (including the outstanding principal balance of the Revolving Loans and the current portion of the Term
Loan) for the immediately prior fiscal year plus Combined current maturities of capital lease obligations for the immediately prior fiscal year, plus capital expenditures for the fiscal year, less, in each case, balloon payments classified as Current Liabilities, of not less than 1.0 to 1 as of December 31, 1994 and each December 31 thereafter.

         SECTION 10.12. Disposal of Assets. Borrower shall not sell, lease, assign or otherwise dispose of in any fiscal year, any assets valued in the aggregate in excess of 10% of the Combined total assets of Borrower; provided however, Bank shall not unreasonably withhold its consent to any sale, lease, assignment or other disposition in excess of the amounts set forth herein.

         SECTION 10.13. Guarantees, etc. Borrower shall not become liable on the obligation of any person other than

Borrower, except by endorsement of negotiable instruments for deposit or collection in the usual course of business.

         SECTION 10.14. Loans and Investments. Borrower shall not make any loan or investment, except (A) loans or investments (other than to or in Dockside, B.H. Sobelman and Co., Inc. and/or FastShip Atlantic, Inc.) in an aggregate amount not exceeding $500,000 outstanding at any one time, provided that if any such permitted investment is in the capital stock or securities of any entity, Borrower shall give Bank prior notice thereof, (B) investments in Dockside by Holt Cargo in an amount not to exceed $1,000,000, which amount shall be used as working capital, (C) an investment in FastShip Atlantic, Inc. by The Riverfront Development Corporation in an amount not to exceed $3,800,000, (D) an investment in or loan or other advance to B. H. Sobelman & Co., Inc. by Holt Cargo for ship chartering in an amount not to exceed $2,500,000 and (E) investments in direct obligations of the United States of America and in certificates of deposit or commercial paper acceptable to Bank.

         SECTION 10.15. Retained Profits. Borrower shall retain not less than 50% of its Combined Net Income for each fiscal year.

         SECTION 10.16. Compliance with Laws. Borrower shall comply with all laws and regulations applicable to it in the operation of its business.

         SECTION 10.17. Maintenance of property. Borrower shall maintain all of its property in good condition and repair.

         SECTION 10.18. Net Income. The combined net income of Borrower shall not be less than $5,000,000 at December 31, 1994 and at each December 31 thereafter.

         SECTION 10.19. Borrowing. Borrower shall not borrow from anyone for working capital except (A) borrowings secured by purchase money financing on personal property, (B) borrowings from Bank hereunder, and (C) intercompany borrowings permitted by Section 10.14 above.

         SECTION 10.20. Reports. Borrower shall furnish to Bank:

         (A) as soon as possible and in any event within 10 days after Borrower becomes aware of the occurrence of any Event of Default, or any event which with notice or passage of time or both would, if unremedied, constitute an Event of Default, a written statement by the chief executive or chief financial officer of Borrower setting forth details of such Event of Default or event, stating whether or not the same is continuing and, if so, the action which Borrower proposes to take with respect thereto;

         (B) immediately after receiving knowledge thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower which involves an uninsured amount of $500,000 or more;

         (C) as soon as possible and in any event within 30 days after Borrower knows or has reason to know that any

Reportable Event has occurred with respect to any Plan, a written statement by the chief executive or chief financial officer of Borrower setting forth details of the Reportable Event and indicating what action, if any, Borrower proposes to take with respect thereto, together with a copy of any required notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

         (D) as soon as possible and in any event within 5 days after Borrower becomes aware of the occurrence of a material adverse change in the business, properties or the operations and condition (financial or otherwise) of Borrower, a statement by the chief executive or chief financial officer of Borrower setting forth details of such material adverse change and the action which Borrower proposes to take with respect thereto; and

         (E) such other information respecting the business, properties, condition and operations (financial or otherwise) of Borrower as Bank may at any time and from time to time reasonably request be furnished to it.

         SECTION 10.21. ERISA. Borrower shall comply with the provisions of ERISA and the Code with respect to each Plan.

         SECTION 10.22. Merger. Borrower shall not enter into any merger or consolidation except mergers where (A) Borrower is the surviving corporation of any merger to which it is a party, and (B) after any such merger no event shall have occurred and be continuing which constitutes an Event of Default or which with notice or lapse of time or both would, if unremedied, constitute an Event of Default. In any event, Borrower shall give prior written notice to Bank of any proposed merger.

         SECTION 10.23. Nature of Business. Borrower shall not make any material change in the nature of its business as conducted at the date of this Agreement.

         SECTION 10.24. Deposit Accounts. As additional compensation to Bank, and in consideration of the rate of interest being charged by Bank to Borrower, Borrower shall maintain its primary deposit and operating accounts with Bank and, to the extent possible, utilize Bank's cash management services.

         SECTION 10.25. Environmental Matters.

         (A) If Bank at any time hereafter has reasonable cause to believe that any Hazardous Substances or Hazardous Wastes have been generated, stored, treated, discharged or disposed of by Borrower in violation of any applicable law, then Bank may require such environmental audits as are reasonably acceptable to Bank.

         (B) Borrower shall pay the cost of all inspections, audits and reports required by this Section 10.25.

         (C) Borrower and Bank agree that all reports required by this Section
10.25 are for their sole use and benefit and shall not be disclosed to third parties except for (1) disclosure to an assignee of Borrower's or Bank's interest hereunder and (2) such other disclosures as are required by law.

         (D) Borrower shall comply in all respects with the requirements of Bank's letter dated March 8, 1994 and the recommendations referred to therein, all of which are attached hereto as Exhibit 10.25.

         SECTION 10.26. Covenants. Borrower shall not enter into any agreement with any other bank or lending institution pursuant to which Borrower agrees to any financial covenant or ratio more stringent or restrictive than those contained herein.

         SECTION 10.27. Packer Avenue Lease. Borrower shall provide Bank with immediate written notice of the termination (whether pursuant to a default or otherwise) of the Packer Avenue Lease and/or of the cessation of Holt Cargo's operation of the Packer Avenue Marine Terminal and within 10 days following such termination or cessation, Borrower and Bank shall use their best efforts to agree on what changes, if any, are necessary with regard to the Commitment, the Loans, the Letters of Credit and this Agreement as a result of such termination or cessation (including without limitation, a reduction in the Commitment, collateralization for the Loans or termination of the Commitment). In the event Borrower and Bank are unable, within 30 days after the notice of cessation of operations referred to herein and after good faith negotiations, to agree on changes, if any, as set forth herein, Bank shall have the right, in the exercise of its reasonable business judgment, to declare an Event of Default hereunder. In the event Borrower and Bank are unable, within 30 days after the notice of termination of the Packer

Avenue Lease referred to herein and after good faith negotiations, to agree on changes, if any, as set forth herein, (a) Borrower shall repay the unpaid principal amount of the Loans within 60 days after the expiration of such 30-day period and (b) upon Borrower's failure to repay the Loans within such 60-day period, Bank shall have the right to declare an Event of Default hereunder.

         SECTION 10.28. Prepaid Assets. Borrower shall maintain at the end of each calendar month a ratio of (A) Accounts plus prepaid assets (as such term is used in and reflected on Borrower's financial statements required by Section
10.02 herein) in an amount not exceeding $4,000,000, plus 50% of the total of Dockside's Inventory (i) located at 777 Pattison Avenue, Phila., Pa., or (ii) shipped on-board a vessel as to which shipment Bank has possession of the original bill of lading or other Document covering such Inventory and evidence satisfactory to Bank of insurance covering such Inventory or (iii) covered by a Transactional Letter of Credit, plus accrued sales (as such term is used in and reflected on Borrower's financial statements required by Section 10.02 herein), in an amount not exceeding $3,000,000, to (B) the Loans, plus amounts available to be drawn under issued and outstanding Transactional Letters of Credit, plus all other amounts due to lenders other than Bank under lines of credit (whether now or hereafter existing) of not less than 1.0 to 1.0 and shall provide to Bank, within 15 days after the end of each calendar month, a certificate with respect thereto in the form of Exhibit 10.28 attached hereto, appropriately completed. For the purposes of this Section 10.28, all Accounts deemed "unacceptable" by Bank in the exercise of its sole discretion shall be excluded from Borrower's Accounts in calculating Borrower's compliance with the foregoing covenant. The term "unacceptable" shall include, without limitation, all Accounts where the Account Debtor is delinquent in payment, the Account is in dispute or the Account is not a trade Account.

         SECTION 10.29. Inspection by Bank. Borrower shall permit representatives of Bank to inspect its property and its books and records and to make extracts therefrom at all reasonable times.

         SECTION 10.30. Additional Borrowers. Upon the acquisition or formation of any affiliate by Borrower, Borrower shall cause such affiliate to join in this Aqreement and the Notes and otherwise take all such actions as Bank shall require to cause such affiliate to be a Borrower hereunder.

         SECTION 10.31. Accounts. Borrower's management shall meet with Bank on or before the 15th day of each October, January, April and July at Bank's office set forth on the signature page hereto, or such other place as Bank shall designate for the purpose of discussing Borrower's Accounts and the information and certifications pertaining thereto provided by Borrower.

         SECTION 10.32. Covenants Applicable Following Release of Collateral. At all times following the release of the Collateral by Bank pursuant to Section
7.16 hereof, notwithstanding anything contained in Sections 10.07, 10.08, 10.09 or 10.11 to the contrary, Borrower shall maintain the covenants set forth in
Section 7.16(iii) hereof.

                                   ARTICLE XI

                                     DEFAULT

         SECTION 11.01. Events of Default. Each of the following shall be an event of default ("Event of Default"):

         (A) If Borrower fails to pay any principal of or any interest on the Loans, or reimburse Bank for amounts drawn under any Letter of Credit or to pay any Commitment Fee, Issuance Fee, Acceptance Fee or Letter of Credit Fee within ten days after the same shall be due.

         (B) If any representation or warranty made in this Agreement or in any certificate, agreement, instrument, statement or report contemplated hereby or made or delivered pursuant hereto or in connection herewith, proves to have been incorrect in any material respect.

         (C) If Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed (other than Section 10.21 hereof), or in any other document or instrument executed in connection with this Agreement, and any such failure remains unremedied for 30 days after Borrower has knowledge thereof.

         (D) If (1) any Reportable Event, or any failure of compliance required by Section 10.21 hereof, which Bank reasonably determines creates a reasonable possibility of the termination of any Plan or of the appointment by the appropriate United States district court of a trustee to administer any Plan has occurred and is continuing 30 days after written notice to such effect has been given to Borrower by Bank, or (2) any Plan is terminated, or (3) the plan administrator of any Plan files with the Pension Benefit Guaranty Corporation a notice of intention to terminate such Plan, or (4) the Pension Benefit Guaranty Corporation institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan and such proceedings remain undismissed or unstayed for 3 business days and if, in any of the cases described in the foregoing clauses (1) to (4), Bank further reasonably determines that the amount of the unfunded guaranteed benefits (within the meaning of Title IV of ERISA) resulting upon termination of such Plan would have a material adverse effect on the financial condition, properties or operations of Borrower if a lien against the assets of Borrower were to result under ERISA.

         (E) The occurrence of any "Default" under and as defined in the Notes and/or Suretyship Agreement.

         (F) The declaration of an Event of Default under Section 10.27 herein.

         (G) The occurrence of any "Default" or "Event of Default" under any other loan or credit accommodation (including without limitation reimbursement obligations with respect to letters of credit) from Bank to Borrower.

       (H) The occurrence of a material adverse change in the financial condition of Borrower which is unacceptable to Bank in its reasonable business judgment from the condition most recently disclosed to Bank in any manner and the expiration of a 45-day period after Bank shall have provided Borrower with notice of such default if Borrower shall have failed, within such 45-day period, to provide to Bank evidence satisfactory to Bank that such change is not materially adverse and/or not unacceptable to Bank.

       (I) The dissolution, liquidation, reorganization, change of name, sale or other disposition of substantially all of Borrower's assets, or cessation of operations, or preparation or attempt to do any of the foregoing, by Borrower.

       (J) If Borrower or Surety is adjudicated a bankrupt or insolvent, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors; or if Borrower or Surety applies for or consents to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or if such receiver, trustee or similar officer is appointed without the application or consent of Borrower or Surety, and continues undischarged for a period of 30 days; or if Borrower or Surety institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or if any such proceeding is instituted (by petition, application or otherwise) against Borrower or Surety and an order for relief is entered in such proceeding or such proceeding remains undismissed for a period of 30 days; or if any judgment, writ, warrant of attachment or execution or similar process in excess of, or arising out of an obligation in excess of, $100,000 (or, if there is more than one, $500,000 in the aggregate) is issued or levied against property of Borrower (unless expressly permitted in writing by Bank); or if Borrower fails within 30 days to pay or bond or otherwise discharge any judgment in excess of $50,000 which is unstayed pending appeal.

       (K) If Borrower expresses an intent to terminate, revoke or challenge responsibility for the Loans or any obligation arising in connection with the Letters of Credit, or any material term of any document executed in connection with any of the foregoing is found or declared to be invalid by a court of competent jurisdiction and not replaced with other terms acceptable to Bank within 15 days after Bank shall have provided Borrower with notice of any such finding or declaration.

       (L) If Borrower fails to furnish financial or other information as Bank may reasonably request within 30 days after Bank's request.

       (M) If there is any change in the owners of Holt Cargo or Holt Hauling which is unacceptable to Bank in the exercise of its reasonable business judgment and/or if Surety ceases to be the Chief Executive Officer and/or President of Holt Cargo and Holt Hauling.

       (N) If Borrower defaults under any other agreement or instrument applicable to it representing an obligation in excess of $500,000 and such default is not remedied within any applicable grace period or waived.

       (O) If all or any portion of Borrower's property is taken or condemned by any government authority, the result of which is, in Bank's reasonable business judgment, a material adverse effect on Borrower's ability to carry on its business and operations in effect on the date of such taking or condemnation and the expiration of a 45-day period after Bank shall have provided Borrower with notice of such default if Borrower shall have failed, within such 45-day period, to provide to Bank evidence satisfactory to Bank that such condemnation or taking will not have such a material adverse effect.

       SECTION 11.02. Termination of Commitment; Acceleration.

       (A) If any Event of Default shall occur and be continuing, Bank may (i) declare the Commitment to be terminated, whereupon the Commitment and the obligation of Bank to make Revolving Loans hereunder shall forthwith terminate,
(ii) declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and
(iii) demand that Borrower deposit with Bank in a collateral account subject to the sole control of Bank (the "Cash Account"), an amount equal to the aggregate of all amounts available to be drawn under Letters of Credit, whereupon such amount shall become and be immediately due and payable by Borrower.

       (B) In addition to the provisions of Section 11.02(A) above, (i) if a material adverse change in the financial condition of Borrower which is unacceptable to Bank in its reasonable business judgment from the condition most recently disclosed to Bank in any manner shall occur, or (ii) if all or any portion of Borrower's property is taken or condemned by any government authority, the result of which is, in Bank's reasonable business judgment, a material adverse effect on Borrower's ability to carry on its business and operations in effect on the date of such taking or condemnation, Bank may declare the Commitment to be terminated, whereupon the Commitment and the obligation of Bank to make Revolving Loans or issue Letters of Credit hereunder shall terminate.

       SECTION 11.03. Cash Account.

       (A) Bank may, in its discretion, (i) apply any part or all of the monies in the Cash Account to the obligations of Borrower to Bank in connection with the Letters of Credit, (ii) hold any part or all of the monies in the Cash Account as security for all obligations of Borrower to Bank in connection with Letters of Credit which are not yet due and payable, or (iii) release to Borrower such part of the monies in the Cash Account as Bank may elect.

       (B) After all obligations of Borrower to Bank under this Agreement and the Notes shall have been satisfied and there are no Letters of Credit outstanding, Bank shall pay to Borrower all monies remaining in the Cash Account.

       SECTION 11.04. Default Rate. From the maturity of the obligations evidenced by the Notes, as well as upon the occurrence of an Event of Default, until final payment of all sums owed under this Agreement, the Notes or any other document or instrument pertaining hereto, the outstanding principal balance and all other sums due hereunder and thereunder shall bear interest at the rate of the National Commercial Rate plus 5% per annum ("Default Rate"). Notwithstanding the provisions of 42 Pa. C.S. ss.8101 to the contrary, the Default Rate shall apply to all sums evidenced by the Notes as set forth above, including after entry of a judgment or judgments against Borrower, and said judgment or judgments shall bear interest at the Default Rate until satisfied in full.

                                   ARTICLE XII
                                  MISCELLANEOUS

       SECTION 12.01. No Waiver; Cumulative Remedies. No failure or delay on the part of Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by Bank. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       SECTION 12.02. Set-Off. Bank shall have a right of set-off against, a lien upon and a security interest in all property of Borrower now or at any time in Bank's possession in any capacity whatever, including, but not limited to, Borrower's interest in any deposit account, as security for all liabilities of Borrower to Bank as and when the same may become due and payable, whether by acceleration or otherwise.

       SECTION 12.03. Amendments and Waivers. The provisions of this Agreement may be modified or amended only by a written agreement entered into by Borrower and Bank and may be waived only by a written waiver signed by Bank. No such waiver, modification or amendment shall extend to or affect any obligation not expressly waived, modified or amended, or impair any right of Bank related to such obligation.

       SECTION 12.04. Notices. All notices, requests, demands and other communications that this Agreement requires or permits any party to give any other party shall be in writing and shall be given to such party at its address specified on the signature pages of this Agreement or at such other address as shall be designated by such party in a notice to each other party complying with the terms of this Section 12.04. All notices, requests, demands and other communications provided for hereunder shall be effective (A) if given by mail, when deposited in the mails, with first class postage prepaid, addressed as aforesaid or (B) if given by any other means, when delivered at the aforesaid address.

       SECTION 12.05. Costs and Expenses.

       (A) Borrower agrees to pay on demand (i) all reasonable costs and expenses of Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel with respect thereto) and (ii) all reasonable costs and expenses, if any, of Bank in connection with the enforcement of this Agreement, the Notes and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of legal counsel with respect thereto).

       (B) In the event that any change in applicable law or regulation or the interpretation thereof by any governmental authority charged with the administration thereof or the introduction of any law or regulation subjects Bank or any Participant to any tax of any kind whatsoever with respect to any Loan or the Notes, or changes the basis of taxation of payments to Bank or any Participant on principal of or interest payable with respect to any Loan (except for the imposition of, or changes in the rate of, a tax based solely on the net income of Bank or a Participant or a surcharge on such a tax) or results in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets held or deposits in or for the account of, Bank or any Participant or imposes on Bank or any Participant, directly or indirectly, any other conditions affecting any Loan or the Notes, and the net aggregate result of any of the foregoing is to increase the cost to Bank or such Participant of making or maintaining any Loan, then Borrower will pay to Bank from time to time upon demand by Bank the additional amount or amounts necessary to compensate Bank or such Participant (on an after-tax basis) for any such additional cost incurred by Bank or such Participant. Bank's determination of the amount so due, and a description of the calculation thereof, shall be set forth in the demand for such amount(s). Bank's determination and calculation shall be conclusive absent manifest error.

       The obligations of Borrower under this Section 12.05 shall survive the payment of the Loans and all other amounts payable hereunder.

       SECTION 12.06. Litigation.

       (A) Borrower consents to the in personam jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in connection with any claim or dispute arising under or in connection with this Agreement, the Notes or any other instrument or document delivered hereunder. If any action in connection with any such claim is commenced by Bank against Borrower in any such court, Borrower also agrees that service of process may be made on Borrower by certified or registered mail addressed to Borrower at its address specified on the signature pages of this Agreement or at such other address as may hereafter be designated by Borrower in a notice complying with the terms of Section 12.04 hereof.

       (B) Borrower waives trial by jury and the right to interpose any defense based on any statute of limitations or claim of laches in any action by or against Borrower in connection with any claim or dispute arising under or in connection with this Agreement, the Notes or any other instrument or document delivered hereunder.

       SECTION 12.07. WARRANT OF ATTORNEY. BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THIS AGREEMENT AND THE NOTES AND ALL OTHER LIABILITIES OF BORROWER TO BANK, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT AND RELEASE OF ERRORS, WITHOUT STAY OF EXECUTION AND WITH ACTUAL COLLECTION FEES (BUT NOT LESS THAN $15,000); AND ALSO WAIVES ANY RIGHT TO A HEARING BEFORE EXECUTION ON ANY SUCH JUDGMENT AND WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER

ENACTED. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT OF BANK OR SOMEONE ON BEHALF OF BANK, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS BANK SHALL DEEM NECESSARY OR DESIRABLE AND THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT.

       SECTION 12.08. Liability of Bank for Acts or Omissions. Borrower agrees that Bank shall not have any liability (in tort or otherwise) for any lost profits or other consequential damages sustained by Borrower as a result of any action taken or omitted by Bank or any of its officers, employees or agents in connection with the making or collection of any Loan or the administration or enforcement of this Agreement, unless such action was taken or omitted as a result of willful misconduct or gross negligence of Bank.

       SECTION 12.09. Records. The outstanding balance of the Loans, the amount of the unused Commitment and the unpaid interest and fees accrued thereon or in connection therewith or with the Letters of Credit shall at all times be ascertained from records of the Bank, which shall be conclusive absent manifest error.
       SECTION 12.10. Absolute Nature of Borrower's Obligations. The obligations of Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation (A) any lack of validity or enforceability of any Letter of Credit, or any other agreement or instruments relating thereto; (B) any amendment or waiver of or any consent to departure from all or any Letter of Credit, or any other agreement or instruments relating thereto; (C) the existence of any claim, set-off, defense or other rights which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), Bank or any other person or entity, whether in connection with this Agreement, any Letter of Credit, or any other agreement or instruments relating thereto or any unrelated transaction; (D) any demand, statement or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (E) payment by Bank under any Letter of Credit against presentation of a demand, draft or certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of Bank; (F) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Bank, with or without notice to or approval by Borrower in respect of any of Borrower's indebtedness to the Bank under this Agreement (except as any variance in Borrower's performance of its obligations may have been agreed to by Bank in connection with any such delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Bank);
(G) payment by Bank under any Letter of Credit due to any malfeasance, unauthorized act or omission by the beneficiary; (H) the surrender or impairment of any collateral security for the performance or observance by Borrower of any of the terms of this Agreement; or (I) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

       SECTION 12.11. Indemnification.

       (A) Borrower hereby indemnifies and holds harmless Bank, each Participant and each officer, director and employee of Bank and each Participant (the "indemnified persons") from and against any and all claims, demands, actions, damages, losses, liabilities including liabilities for penalties), judgments, costs or expenses whatsoever (including reasonable attorneys' fees) which any of the indemnified persons incurs (or which may be claimed against any of the indemnified persons by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided, however, that Borrower shall not be required to indemnify any of the indemnified persons for any claims, demands, actions, damages, losses, liabilities, judgments, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of Bank in determining whether a document presented under a Letter of Credit complied with the terms of such Letter of Credit or (ii) Bank's willful failure to pay under a Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of such Letter of Credit, unless the Bank in good faith believed itself to be prohibited by law or legal authority from making such payment.

       (B) If after receipt of any payment of all or any part of the amounts outstanding hereunder or under the Notes, Bank or any Participant is for any reason compelled to surrender such payment because such payment is determined to be void or voidable as a preference, an impermissible set off, or a diversion of trust funds, or for any other reason, this Agreement, the Notes and other documents executed in connection herewith shall continue in full force and the Borrower shall be liable, and shall indemnify and hold Bank and all Participants harmless for, the amount of such payment surrendered and any fees and expenses incurred in enforcing this indemnity provision. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Bank or any Participant in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Bank's rights under this Agreement, the Notes and other documents executed in connection herewith and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination and/or payment of this Agreement, the Notes and other documents executed in connection herewith.

       (C) Borrower shall indemnify and hold harmless Bank and each Participant, and their successors, assigns, officers, directors, shareholders, employees and agents from any and all liability, damages, costs, claims, losses, suits, actions, legal or administrative proceedings, interest, expenses and attorneys fees (including any such fees and expenses incurred in enforcing this indemnity provision) incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loans.

       SECTION 12.12. Liability for Acts and Omissions. Borrower assumes all risks of the acts or omissions of any beneficiary. Neither Bank nor any Participant nor any of their respective officers, directors or employees shall be liable or responsible for (A) the use which may be made of the Letters of Credit or for any acts or omissions of the beneficiaries in connection therewith; (B) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (C) payment by Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of

Credit; or (D) any other circumstances whatsoever in making or failing to make payment under a Letter of Credit, except only that Borrower shall have a claim against Bank, and Bank shall be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrower which Borrower proves were caused by (1) a wrongful payment under a Letter of Credit resulting from Bank's willful misconduct or gross negligence in determining whether documents presented under such Letter of Credit comply with the terms of such Letter of Credit or (2) Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of such Letter of Credit, unless Bank in good faith believed itself to be prohibited by law or legal authority from making such payment. In furtherance and not in limitation of the foregoing, Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, unless Bank shall have received, prior to the time that Bank pays any drawing under any Letter of Credit, a written notice from both the beneficiary and Borrower that such documents do not comply with such Letter of Credit and should not be honored by Bank. Any reimbursement by Borrower to Bank pursuant to Section 5.03 hereof shall not limit the liability of Bank, if any, pursuant to this Section 12.12.

       SECTION 12.13. Capital Adequacy. If Bank or any Participant determines that the applicability of any law, rule, regulation or guideline currently in effect or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing by any government authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or any lending office of Bank) or Bank's holding company or by any Participant (or any lending office of any Participant) or any Participant's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's or any Participant's capital or on the capital of Bank's or any Participant's holding company as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which Bank or Bank's holding company or any Participant or such Participant's holding company could have achieved but for such adoption, change or compliance (taking into consideration Bank's or such Participant's policies and the policies of Bank's or such Participant's holding company with respect to capital adequacy) by an amount deemed by Bank or any Participant to be material, then from time to time Borrower shall pay to Bank on demand such additional amount or amounts as will compensate Bank or any Participant or Bank's or such Participant's holding company for any such reduction suffered.

Any such request shall be accompanied by a description and calculation of the amount requested and shall, absent manifest error, be conclusive.

       SECTION 12.14. Agent's Fee. In the event Bank grants a participation in any of the Loans or the Letters of Credit to any Participant, Borrower shall, concurrently therewith and on each June 1 thereafter, pay to Bank a fee in the amount of $25,000, which fee shall be in addition to and not in substitution of all or any part of the Commitment Fee and shall compensate Bank for the additional costs to be incurred by it in monitoring and servicing the participating interest.

       SECTION 12.15. Governing Law. This Agreement and the Notes shall be governed in all respects by the law of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with such law.

       SECTION 12.16. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

       BORROWER ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS AN AUTHORIZATION TO CONFESS JUDGMENT, THAT IT HAS CONSULTED LEGAL COUNSEL WITH RESPECT THERETO, AND THAT IT UNDERSTANDS THAT THE EXERCISE BY BANK OF THE CONFESSION WILL RESULT IN THE ENTRY OF JUDGMENT AGAINST BORROWER AND THE SALE OR ATTACHMENT OF, OR EXECUTION UPON, BORROWER'S PROPERTY (INCLUDING WITHOUT LIMITATION REAL PROPERTY, PERSONAL PROPERTY AND BANK ACCOUNTS) WITHOUT PRIOR NOTICE OR THE OPPORTUNITY FOR A HEARING.

       IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HOLT CARGO SYSTEMS, INC.
HOLT HAULING AND WAREHOUSING SYSTEM, INC.


                       (Signatures continued on next page)

                    (Signatures continued from previous page)

 BROADWAY EQUIPMENT LEASING CORP.
 REFRIGERATED DISTRIBUTION CENTER, INC.
 TRIPLE SEVEN ICE, INC.
 HOLT CARGO SYSTEMS OF CALIFORNIA, INC.
 THE RIVERFRONT DEVELOPMENT CORPORATION
 777 PATTISON AVE, INC.
 HOLT WAREHOUSING COMPANY
 MARINE INFORMATION TECHNOLOGY, INC.
 B.H. SOBELMAN & CO., INC.
 T. AND L. LEASING CORP.
 CRT, INC.
 REFRIGERATED ENTERPRISES, INC.
 OREGON AVENUE ENTERPRISES, INCORPORATED
 PATTISON AVENUE WAREHOUSING CORP.
 MURPHY MARINE SERVICES, INC.
 DOCKSIDE INTERNATIONAL FISH CO., INC.
 WILMINGTON STEVEDORES, INC.

 By, as to all: /s/ Bernard Gelman
               --------------------------
               Vice President

       701 North Broadway
       Gloucester City, NJ 08030
       Attn: Bernard Gelman

 By /s/ Phyllis   [illegible]
    -------------------------------------
    Vice President

       One Liberty Place
       1650 Market Street
       Suite 3600
       Philadelphia, PA 19103
       Attn: Secured Lending

                               CONSENT AND JOINDER

       In order to induce Bank to enter into the foregoing Loan Agreement ("Agreement") and to make the Commitment available and issue the Letters of Credit, each of the undersigned (to the extent applicable to it) agrees, represents and warrants, with the intent to be legally bound, as follows:

       1. All of the representations and warranties in the Agreement applicable to it are true and correct as if made by the undersigned.

       2. The undersigned shall comply fully with all covenants contained in the Agreement applicable to it as if the undersigned were a party to the Agreement.

       IN WITNESS WHEREOF, the undersigned have executed this Consent and Joinder this 30th day of July, 1995.

 Witness:

/s/ John Evans                            /s/ Thomas J. Holt
------------------------------            -------------------------------------
                                          Thomas J. Holt

STATE OF NEW JERSEY   :
                      :
COUNTY OF CAMDEN      :

       On this 20th day of July, 1995, before me, a notary public, personally appear Thomas J. Holt who acknowledged himself to be the person who executed the foregoing Consent and Joinder dated July 20, 1995 for the purposes therein contained.

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                             /s/ Stephen A. Genovese
                                             -----------------------------------
                                                        Notary Public

                                                       STEPHEN A. GENOVESE
                                             NOTARY PUBLIC - STATE OF NEW JERSEY
                                              My Commission Expires May 30, 2000